SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): October 24, 2002
                                                        (October 24, 2002)


                      ENDO PHARMACEUTICALS HOLDINGS INC.
------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


DELAWARE                             39040                      13-4022871
------------------------------------------------------------------------------
(State or other              (Commission File Number)        (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation)


100 Painters Drive
Chadds Ford, Pennsylvania                                     19317
-------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


                                (610) 558-9800
-------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)


                                      N/A
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)





Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired.

         Not applicable.

(b)      Pro Forma Financial Information.

         Not applicable.

(c)      Exhibits.

Exhibit Number        Description

       99.1           Press Release of Endo Pharmaceuticals Holdings Inc.
                      dated October 24, 2002


Item 9.  Regulation FD Disclosure.

         On October 24, 2002, the Registrant issued a press release, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    ENDO PHARMACEUTICALS HOLDINGS INC.
                                               (Registrant)


                                    By: /s/ CAROL A. AMMON
                                        ------------------------------------
                                        Name:  Carol A. Ammon
                                        Title: Chairman & Chief Executive
                                               Officer



Dated:  October 24, 2002





                             INDEX TO EXHIBITS

Exhibit No.                   Description
-----------                   -----------

       99.1          Press Release of Endo Pharmaceuticals Holdings Inc.
                     dated October 24, 2002

                                                               Exhibit 99.1


[ENDO LOGO]



For Immediate Release                         CONTACTS:
                                              Bill Newbould
                                              Endo Pharmaceuticals
                                              (610) 558-9800



             Endo Pharmaceuticals Reports Third Quarter Results
                            - Net Sales Up 67% -
         - Consolidated EBITDA Nearly Double the Year-Ago Quarter -
                  - Company Increases Guidance for 2002 -

CHADDS FORD, Pa., Oct. 24, 2002 -- Endo Pharmaceuticals Holdings Inc. (Nasdaq:
ENDP; ENDPW), a market leader in pain management, today reported its financial results for the third quarter and nine months ended September 30, 2002.

Net sales grew by 67% to $110.6 million in the third quarter of 2002 compared with $66.3 million for the same period in 2001. For the 2002 third quarter, Endo reported a net loss of $18.3 million, or $0.18 per diluted share, versus a net loss of $33.0 million, or $0.37 per diluted share, in the year-ago third quarter. Excluding the impact of certain charges, net income for the 2002 third quarter was $25.3 million, or $0.25 per diluted share. This compares with net income of $9.1 million, or $0.10 per diluted share, in 2001. Consolidated EBITDA for the three months ended September 30, 2002 was $49.3 million, a 100% increase from $24.7 million in the year-ago third quarter.

According to Carol A. Ammon, chairman and chief executive officer, these strong quarterly operating results are due primarily to continued growth in the company's branded and generic products. "We continue to benefit from the broad uptake of the two new strengths of Percocet(R) introduced in late 2001 and the growth in sales of Lidoderm(R) as more physicians and patients become aware of its therapeutic utility," she said. She added that the growth in generic net product sales was again led by Endo's extended-release morphine sulfate. "Given our strong operating results, we are revising our guidance for 2002 net sales from $350 million to $380 million, and for consolidated EBITDA from $125 million to $145 million," Ammon said. "Of course, there can be no assurance of the company achieving these numbers."

Ammon continued, "While we look forward to receiving the results of the second and third clinical trials relating to our development product MorphiDex(R) in the fourth quarter of 2002, the company currently believes that it is highly unlikely that MorphiDex(R) will be approved prior to either December 31, 2002 or March 31, 2003." As a result:

     o The warrants held by Endo Pharma LLC (an affiliate of Kelso & Company in which certain members of management have an interest) will become exercisable on December 31, 2002 into 29,720,177 shares of company common stock, thereby increasing Endo Pharma LLC's ownership of the company from approximately 68.5% to approximately 75.6%;

     o During the 2002 third quarter, the company recorded a non-cash compensation charge of $40.4 million for the probable vesting of the outstanding Class C3 stock options granted under the Endo Pharma LLC 1997 Stock Option Plans. Neither the vesting nor the exercise of these stock options will result, however, in the issuance of additional shares of company common stock because these stock options are exercisable only into shares of company common stock that are held by Endo Pharma LLC. Accordingly, these stock options will not dilute the public shareholders;

     o The Endo Pharma LLC 2000 Supplemental Stock Option Plans will become effective on January 1, 2003, resulting in the issuance of approximately 10.7 million stock options to certain employees and members of management on such date, approximately 9.2 million of which will be vested upon their issuance resulting in a significant non-cash compensation charge to the company. These stock options will not result, however, in the issuance of additional shares of company common stock because these stock options are exercisable only into shares of company common stock that are held by Endo Pharma LLC. Accordingly, these stock options will not dilute the public shareholders. The weighted average exercise price of these options is $2.42 per share; and

     o If MorphiDex(R) is not approved prior to March 31, 2003, the Class A Transferable Warrants (Nasdaq: ENDPW) and Class B Non-Transferable Warrants will expire and have no economic value.


Year-to-Date Results

For the year to date, net sales were $285.5 million in 2002 compared with $173.5 million in 2001, an increase of 65%. Net income was $9.1 million, or $0.09 per diluted share, in 2002 versus a net loss of $44.5 million, or $0.50 per diluted share, in 2001. Excluding certain charges, net income was $52.8 million, or $0.52 per diluted share, for the nine months ended September 30, 2002. Excluding certain charges, net income for the nine months ended September 30, 2001 was $17.1 million, or $0.19 per diluted share. Consolidated EBITDA was $110.2 million for the first nine months of 2002 versus $55.9 million year to date in 2001.

Supplemental Financial Information

The following table presents a reconciliation of operating loss as determined by GAAP to Consolidated EBITDA the three months ended September 30, 2002 and September 30, 2001:

                                                             (Unaudited)
                                                         Three Months Ended
                                                            September 30,
                                                            -------------
                                                        2002              2001
                                                        ----              ----
                                                            (in thousands)
  GAAP operating loss                                 $(21,375)      $(31,475)
   Depreciation and amortization                            692         12,394
   Non-cash manufacturing charges                         5,611          6,539
   Non-cash compensation charges                         40,406         37,253
   Purchased in-process R&D                              13,334              -
   Manufacturing transfer fee                             9,000              -
   Non-recurring manufacturing transfer costs             1,625              -
                                                      ---------      ---------
   Consolidated EBITDA                                $  49,293      $  24,711
                                                      =========      =========


The following table presents a reconciliation of operating income (loss) as determined by GAAP to Consolidated EBITDA the nine months ended September 30, 2002 and September 30, 2001:

                                                              (Unaudited)
                                                           Nine Months Ended
                                                             September 30
                                                             ------------
                                                        2002              2001
                                                        ----              ----
                                                            (in thousands)
  GAAP operating income (loss)                        $ 25,698         $(35,546)
   Depreciation and amortization                         2,168           37,170
   Non-cash manufacturing charges                       16,692           17,010
   Non-cash compensation charges                        40,406           37,253
   Purchased in-process R&D                             13,334                -
   Manufacturing transfer fee                            9,000                -
   Non-recurring manufacturing transfer costs            2,926                -
                                                      --------         --------
   Consolidated EBITDA                                $110,224         $ 55,887
                                                      ========         ========



Each of the 2002 and 2001 third quarters included certain charges, as follows:

     o $40.4 million in 2002 and $37.3 million in 2001 for non-cash compensation charges related to the vesting of non-dilutive stock options;

     o $13.3 million in 2002 for purchased in-process research and development charges (based on our preliminary estimate) related to the previously announced acquisition of BML Pharmaceuticals Inc.;

     o $9.0 million in 2002 for a previously disclosed manufacturing transfer fee to Bristol-Myers Squibb Pharma Company as consideration for transferring the majority of Endo's manufacturing from BMS to Novartis Consumer Health, Inc., and;

     o $11.7 million for the amortization of goodwill and workforce-in-place in the third quarter of 2001.


Excluding these charges, net income was $25.3 million, or $0.25 per diluted share, for the three months ended September 30, 2002 compared with $9.1 million, or $0.10 per diluted share, in the same period of 2001. A reconciliation of net income (loss) is as follows:


                                                                         (Unaudited)
                                                                     Three Months Ended
                                                                        September 30
                                                                       (in thousands)
                                                                       --------------
                                                                 2002                 2001
                                                                 ----                 ----
  GAAP (loss) income before income tax benefit                  $(22,406)         $(34,161)
       Add back: Goodwill amortization                                 -            10,225
       Add back: Amortization of workforce-in-place                    -             1,487
        Add back: Non-cash compensation charges                   40,406            37,253
        Add back: Purchased in-process R&D                        13,334                 -
        Add back: Manufacturing transfer fee                       9,000                 -
                                                                --------          --------
   Adjusted income before income tax                              40,334            14,804
   Pro forma income tax                                           15,045             5,670
                                                                --------          --------
   Adjusted net income                                          $ 25,289          $  9,134
                                                                ========          ========
   Diluted weighted average shares outstanding                   102,118            89,139
   Diluted earnings per share                                       $.25              $.10


Excluding the amortization of goodwill and workforce-in-place recorded in the nine months ended September 30, 2001, the non-cash compensation charges related to the probable vesting of non-dilutive stock options recorded in the nine months ended September 30, 2002, the non-cash compensation charges related to the vesting of non-dilutive stock options recorded in the nine months ended September 30, 2001, purchased in-process research and development recorded in connection with the BML acquisition in the nine months ended September 30, 2002 and the manufacturing transfer fee recorded in the nine months ended September 30, 2002, the company recorded net income in the nine months ended September 30, 2002 of $52.8 million, or $.52 per diluted share, compared with net income in the comparable 2001 period of $17.1 million, or $0.19 per diluted share. A reconciliation of net income (loss) is as follows:


                                                                     (Unaudited)
                                                                  Nine Months Ended
                                                                    September 30,
                                                                   (in thousands)
                                                                   --------------
                                                                2002           2001
                                                                ----           ----
  GAAP income (loss) before income tax benefit                $21,396       $(44,675)
       Add back: Goodwill amortization                              -         30,675
       Add back: Amortization of workforce-in-place                 -          4,461
        Add back: Non-cash compensation charges                40,406         37,253
        Add back: Purchased in-process R&D                     13,334              -
        Add back: Manufacturing transfer fee                    9,000              -
                                                              -------        -------
   Adjusted income before income tax                           84,136         27,714
   Pro forma income tax                                        31,383         10,614
                                                              -------        -------
   Adjusted net income                                        $52,753        $17,100
                                                              =======        =======
   Diluted weighted average shares outstanding                102,245         89,139
   Diluted earnings per share                                    $.52           $.19



Product Review

Percocet(R). Net sales of Percocet(R) were $36.6 million for the three months ended September 30, 2002, a gain of 123% from $16.4 million in the same period of 2001. For the nine months, net sales were $100.7 million in 2002 versus $72.8 million in 2001, a 38% increase. "This growth is due to continuing market acceptance of Percocet's(R) most recent formulations, 7.5/325 and 10/325, which provide effective pain management at a reduced dose of acetaminophen," Ammon noted.

Lidoderm(R). For the third quarter of 2002, net sales of Lidoderm(R) grew to $24.1 million from $16.3 million in the 2001 third quarter, and rose to $59.9 million for the nine months in 2002 versus $26.9 million in the same period a year ago. "These strong sales in the 2002 third quarter are also a reflection of the efforts of our specialty sales force, which we brought in-house effective July 1 primarily to promote Lidoderm(R)," added Ammon.

Other branded products. Combined net sales of all other branded products were $6.0 million and $15.7 million for the quarter and year to date in 2002 compared with $8.1 million and $16.7 million in the respective periods of 2001.

Generic products. Net sales from generic products, led by growth in morphine sulfate extended-release tablets and Endocet(R), were $43.8 million in the third quarter, up 72% from $25.5 million in the year-ago quarter, and increased to $109.2 million for the nine months, a 91% increase from $57.1 million for the nine months ended September 30, 2001.

As previously announced, Endo exercised its option to convert its specialty sales force comprised of 70 sales representatives as well as their management to Endo employees from the contract sales organization Ventiv Health US Sales Inc., effective July 1, 2002. Endo continues to contract with Ventiv for the remainder of its sales force, which is composed of 160 pharmaceutical sales representatives as well as their management.

Note to Investors

Endo will conduct a conference call with financial analysts to discuss this news release today at 11:00 a.m. ET. Investors and other interested parties may access the conference call by dialing (800) 305-2862 (domestic) or (706) 634-1979 (international). Please dial in 10 minutes prior to the scheduled start time. A replay of the call will be available from 2:00 p.m. ET today until 12:00 a.m. ET on November 1, 2002 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international), passcode 6341185.

A simultaneous webcast of the call for interested investors and others may be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until November 4, 2002. The replay can be accessed by clicking on "Events" in the Investor Relations section of the web site.

About Endo

Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. Through its Endo Pharmaceuticals Inc. subsidiary, the company researches, develops, produces and markets a broad product offering of both branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.


Forward Looking Statements

This press release contains forward-looking statements, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management's beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words "believes," "anticipates," "plans," "expects" or similar expressions and statements. Endo's estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Endo's current perspective on existing trends and information. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligations to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of the Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Important factors that may affect future results include, but are not limited to: market acceptance of the Company's products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company's product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 9, 2000, as amended. Readers should evaluate any statement in light of these important factors.


                               (Tables Attached)

The following table presents Endo's unaudited net sales for the three months and nine months ended September 30, 2002 and September 30, 2001:


                                       Endo Pharmaceuticals Holdings Inc.
                                             Net Sales (unaudited)
                                                (in thousands)

                                 Three Months Ended                      Nine Months Ended
                                    September 30                            September 30
                                    ------------                            ------------
                              2002               2001                 2002              2001
                              ----               ----                 ----              ----

Percocet(R)                 $36,585            $16,430              $100,663          $72,831
Lidoderm(R)                  24,080             16,268                59,916           26,933

Other Brands                  6,048              8,087                15,669           16,678
                             ------             ------               -------           ------

Total Brands                $66,713            $40,785              $176,248         $116,442
Total Generics              $43,841            $25,483              $109,234          $57,065
                            -------            -------              --------         --------

     Total Net Sales       $110,554            $66,268              $285,482         $173,507
                           ========            =======              ========         ========


The following table presents Endo's consolidated statements of operations for the three months and nine months ended September 30, 2002 and September 30, 2001:


                                    Endo Pharmaceuticals Holdings Inc.
                             Consolidated Statements of Operations (unaudited)
                                   (in thousands, except per share data)

                                                               Three Months Ended             Nine Months Ended
                                                                  September 30                   September 30
                                                              2002            2001            2002              2001
                                                              ----            ----            ----              ----

 NET SALES                                                $110,554         $ 66,268        $285,482           $ 173,507

 COST OF SALES                                              24,392           20,622          71,088              54,303
                                                          --------         --------        --------            --------

 GROSS PROFIT                                               86,162           45,646         214,394             119,204

 COSTS AND EXPENSES:
   Selling, general and administrative                      28,753           19,588          79,898              54,931
   Research and development                                 15,352            7,886          43,890              25,396
   Depreciation and amortization                               692           12,394           2,168              37,170
   Compensation related to stock options - primarily        40,406           37,253          40,406              37,253
   selling, general and administrative
   Purchased in-process research and                        13,334                -          13,334                   -
   development
 Manufacturing transfer fee                                  9,000                -           9,000                   -
                                                          --------         --------        --------            --------
 OPERATING (LOSS) INCOME                                  (21,375)         (31,475)          25,698            (35,546)

 INTEREST EXPENSE, Net                                      1,031            2,686            4,302              9,129
                                                          --------         --------        --------            --------

 (LOSS) INCOME BEFORE INCOME TAX (BENEFIT)                (22,406)         (34,161)          21,396            (44,675)

 INCOME TAX (BENEFIT)                                      (4,098)          (1,168)          12,327               (175)
                                                          --------         --------        --------            --------

 NET (LOSS) INCOME                                       $(18,308)        $(32,993)          $9,069           $(44,500)
                                                          ========         ========        ========            ========
 NET (LOSS) INCOME PER SHARE:

 Basic                                                     $(.18)           $(.37)            $.09              $ (.50)
 Diluted                                                   $(.18)           $(.37)            $.09              $ (.50)

NET (LOSS) INCOME
Pro Forma to Exclude Amortization of
 Goodwill and Workforce-in-Place                         $(18,308)        $(13,868)         $9,069             $(5,886)
                                                          --------         --------        --------            --------
NET (LOSS) INCOME PER SHARE
Pro Forma to Exclude Amortization of Goodwill and
   Workforce-in-Place:

 Basic                                                     $(.18)          $ (.16)           $.09               $ (.07)
 Diluted                                                   $(.18)          $ (.16)           $.09               $ (.07)

WEIGHTED AVERAGE SHARES:

 Basic                                                    102,064          89,139          102,064              89,139
 Diluted                                                  102,064          89,139          102,245              89,139


The following table presents the Endo's unaudited condensed consolidated balance sheet data at September 30, 2002 and December 31, 2001:


                      Endo Pharmaceuticals Holdings Inc.
             Condensed Consolidated Balance Sheet Data (unaudited)
                                (in thousands)

                                                              September 30         December 31
                                                                  2002                 2001
                                                                  ----                 ----

ASSETS
     Cash and cash equivalents                                  $36,545             $95,357
     Accounts receivable, net                                   111,203              85,329
     Inventory                                                   33,259              27,766
     Other current assets                                        47,189              32,473
                                                               --------            --------
             Total current assets                               228,196             240,925
Property and equipment, net                                      10,477               9,883
      Goodwill                                                  181,079             182,318
Other Intangibles, net                                           11,940              12,495
Deferred income taxes                                            24,678              23,420

    Restricted cash                                                   -                 150

Other assets                                                      1,665               1,804
                                                               --------            --------
TOTAL ASSETS                                                   $458,035            $470,995
                                                               ========            ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt                                     -             $91,259
Other current liabilities                                      $119,934              84,407
                                                               --------            --------
             Total current liabilities                          119,934             175,666
    Long-term debt, less current portion                              -                   -
Other liabilities                                                   231                 207

Total stockholders' equity                                      337,870             295,122
                                                               --------            --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $458,035            $470,995
                                                               ========            ========


The following table presents condensed consolidated cash flow data for the nine months ended September 30, 2002 and September 30, 2001:



                                        Endo Pharmaceuticals Holdings Inc.
                             Condensed Consolidated Cash Flow Data (unaudited)
                                                (in thousands)

                                                                                   Nine Months Ended
                                                                                      September 30,
                                                                               2002                   2001
                                                                               ----                   ----

Net cash provided by operating activities                                     $83,214                $67,982
Net cash used in investing activities                                         (16,411)                (4,928)
Net cash used in financing activities                                        (125,615)               (32,941)
                                                                             --------                --------
Net (decrease) increase in cash and cash equivalents                         $(58,812)               $30,113

Cash and cash equivalents, beginning of period                                $95,357                $59,196
                                                                             --------                --------
Cash and cash equivalents, end of period                                      $36,545                $89,309
                                                                             ========                ========


Effective January 1, 2002, Endo adopted the new goodwill accounting standards and will no longer amortize goodwill and workforce-in-place. The pro forma effect of the adoption of these new accounting standards, including the pro forma effect on income taxes for the three months ended September 30, 2002 and September 30, 2001, is as follows:


                                                                            (Unaudited)
                                                                        Three Months Ended
                                                                           September 30,
                                                                           -------------
                                                                       2002              2001
                                                                       ----              ----
                                                                (in thousands, except per share
                                                                             data)

Reported net (loss) income                                           $(18,308)         $(32,993)
     Add back: Goodwill amortization                                        -            10,225
     Add back: Amortization of workforce-in-place                           -             1,487
     Add back: Pro forma income tax benefit                                 -             7,413
                                                                     --------          --------
Adjusted net (loss) income                                           $(18,308)         $(13,868)
                                                                     ========          ========

Basic earnings (loss) per share:
Reported net (loss) income                                              $(.18)            $(.37)
     Add back: Goodwill amortization                                        -               .11
     Add back: Amortization of workforce-in-place                           -               .02
     Add back: Pro forma income tax benefit                                 -               .08
                                                                        ------            -----
Adjusted net (loss) income                                              $(.18)            $(.16)
                                                                        =====             =====

Diluted earnings (loss) per share:
Reported net (loss) income                                              $(.18)            $(.37)
     Add back: Goodwill amortization                                        -               .11
     Add back: Amortization of workforce-in-place                           -               .02
     Add back: Pro forma income tax benefit                                 -               .08
                                                                        ------            -----
Adjusted net (loss) income                                              $(.18)            $(.16)
                                                                        =====             =====


Effective January 1, 2002, Endo adopted the new goodwill accounting standards and will no longer amortize goodwill and workforce-in-place. The pro forma effect of the adoption of these new accounting standards, including the pro forma effect on income taxes for the nine months ended September 30, 2002 and September 30, 2001, is as follows:


                                                                           (Unaudited)
                                                                        Nine Months Ended
                                                                           September 30,
                                                                           -------------
                                                                       2002              2001
                                                                       ----              ----
                                                               (in thousands, except per share
                                                                              data)

Reported net income (loss)                                             $9,069           $(44,500)
     Add back: Goodwill amortization                                        -             30,675
     Add back: Amortization of workforce-in-place                           -              4,461
     Add back: Pro forma income tax benefit                                 -              3,478
                                                                       -------           -------
Adjusted net income (loss)                                             $9,069            $(5,886)
                                                                       =======           =======

Basic earnings (loss) per share:
Reported net income (loss)                                               $.09              $(.50)
     Add back: Goodwill amortization                                        -                .34
     Add back: Amortization of workforce-in-place                           -                .05
     Add back: Pro forma income tax benefit                                 -                .04
                                                                         ----              -----
Adjusted net income (loss)                                               $.09              $(.07)
                                                                         ====              =====

Diluted earnings (loss) per share:
Reported net income (loss)                                               $.09              $(.50)
     Add back: Goodwill amortization                                        -                .34
     Add back: Amortization of workforce-in-place                           -                .05
     Add back: Pro forma income tax benefit                                 -                .04
                                                                         -----             ------
Adjusted net income (loss)                                               $.09              $(.07)
                                                                         =====             ======




Definition of Consolidated EBITDA: Endo's amended and restated credit facility defines Consolidated EBITDA as consolidated net income for the applicable period plus, without duplication and to the extent deducted from revenues in determining consolidated net income for that period, the sum of (a) the aggregate amount of consolidated cash interest expense for the period, (b) the aggregate amount of letter of credit fees paid during the period, (c) the aggregate amount of income tax expense for the period, (d) all amounts attributable to depreciation and amortization for the period, (e) all extraordinary and non-recurring charges during the period (provided that the amount of charges added to consolidated net income pursuant to this clause (e) that are incurred in connection with any transfer of manufacturing operations shall not exceed $10 million during any fiscal year of Endo or $20 million in the aggregate) and (f) all other non-cash charges during the period; and minus, without duplication and to the extent added to revenues in determining consolidated net income for such period, the sum of (i) all extraordinary gains during the period and (ii) all other non-cash gains during such period, all as determined on a consolidated basis with respect to Endo and its subsidiaries in accordance with generally accepted accounting principles.

Operating Income (Loss) to Consolidated EBITDA Reconciling Items:

Non-cash manufacturing charges reflect the present value of non-interest bearing promissory notes issued annually to Bristol-Myers Squibb Pharma Company ("BMS") (formerly the DuPont Pharmaceuticals Company) over the initial five-year term of the manufacturing and supply agreement with BMS. Compensation related to stock options is the non-cash charge resulting from the vesting of stock options pursuant to the Endo Pharma LLC stock option plans. Stock options granted pursuant to the Endo Pharma LLC stock option plans vest if our common stock reaches certain defined thresholds. These options are exercisable for shares currently held by Endo Pharma LLC, and their exercise will not dilute the ownership of other holders of our common stock. Manufacturing transfer fee is the one-time payment made to BMS in the third quarter of 2002 which permitted Endo to transfer up to 100% of any Endo product out of any BMS facility at any time and for BMS's assistance to Endo in the transfer. Non-recurring manufacturing transfer costs represent the costs incurred to transfer certain products from BMS to alternative manufacturers. Endo anticipates incurring these manufacturing transfer costs during 2002 and 2003.


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